PAYOFF ACKNOWLEDGMENT

This Payoff Acknowledgment (this "***Acknowledgment***") is entered into as of December 14, 2016 by and between Typenex Co-Investment, LLC, a Utah limited liability company ("***Lender***"), and Momentous Entertainment Group, Inc., a Nevada corporation ("***Borrower***"). Capitalized terms used in this Acknowledgment without definition shall have the meanings given to them in the Exchange Note (defined below).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Lender acknowledges that on December 13, 2016, it received a payment from Borrower in the amount of $65,000.00 (the "***Payoff Amount***"), which payment constitutes payment in full of all obligations owed by Borrower to Lender under that certain Convertible Promissory Note dated March 18, 2016, but for all purposes was effective as of February 1, 2016, in the original principal amount of $317,500.00 issued by Borrower in favor of Lender (the "***Exchange Note***").

2. In consideration of Lender's receipt of the Payoff Amount, Borrower is hereby released from any and all liability under the Exchange Note and the Exchange Note is deemed paid in full, cancelled and of no further force or effect. In furtherance thereof, together with its execution hereof, Lender is delivering to Borrower any original copies of the Exchange Note in its possession for cancellation or a Lost Note Affidavit in a form reasonably acceptable to Borrower certifying to Borrower that the Exchange Note has been lost, stolen or destroyed.

3. This Acknowledgment and the instruments and exhibits referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Acknowledgment may be waived or amended other than by an instrument in writing signed by the parties hereto.

4. If any action at law or in equity is brought by a party to enforce or interpret the terms of this Acknowledgment or any other document contemplated hereby, the Prevailing Party (defined below) shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled. "Prevailing Party" shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

5. This Acknowledgment shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such

proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

6. The individual signing below warrants and represents that he possesses the requisite authority to bind the entity on whose behalf he signs.

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IN WITNESS WHEREOF, the undersigned have executed this Acknowledgment as of the date first set forth above.

BORROWER:

MOMENTOUS ENTERTAINMENT GROUP, INC.

By: ______________________
Name: Ruby Netter
Title: CEO

LENDER:

TYPENEX CO-INVESTMENT, LLC

By: ______________________
John M. Fife, President

[Signature Page to Payoff Acknowledgment]